Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	M. Keith Waddell
Vice Chairman, President and
Chief Financial Officer
(650) 234-6000

ROBERT HALF INTERNATIONAL INC. REPORTS RECORD REVENUES AND EARNINGS FOR THE FOURTH QUARTER OF 2007

MENLO PARK, California, January 29, 2008 — Robert Half International Inc. (NYSE symbol: RHI) today reported record revenues and earnings for the fourth quarter ended December 31, 2007.

For the quarter ended December 31, 2007, net income was $78.8 million or $.50 per share, on revenues of $1.22 billion. Net income for the prior year’s fourth quarter was $75.4 million or $.45 per share, on revenues of $1.06 billion.

For the year ended December 31, 2007, net income was $296.2 million or $1.81 per share, on revenues of $4.65 billion. For the year ended December 31, 2006, net income was $283.2 million or $1.65 per share, on revenues of $4.01 billion.

Harold M. Messmer, Jr., chairman and chief executive officer of Robert Half International, said: “The fourth quarter of 2007 saw a continuation of the double-digit, year-over-year revenue growth we have seen for 16 consecutive quarters. International operations reported particularly strong fourth-quarter results.”

Messmer continued, “2007 capped a very successful five-year period for RHI. Companywide revenues increased from $2 billion to $4.6 billion during this time frame, a compound annual growth rate of 20 percent, the vast majority of which was organic growth. Return on equity during this period averaged 22 percent per year, growing to 29 percent in 2007.”

Robert Half International management will conduct a conference call today at 5 p.m. EST following the release. The dial-in number is 800-862-9098 (+1-785-424-1051 outside the United States) and the passcode is “Robert Half International.” A taped recording of this call will be available for replay beginning at approximately 8 p.m. EST today and ending at 8 p.m. EST on February 5. The dial-in number for the replay is 800-283-4641 (+1-402-220-0851 outside the United States). The conference call also will be archived in audio format on the company’s website at www.rhi.com.

Founded in 1948, Robert Half International Inc., the world’s first and largest specialized staffing firm, is a recognized leader in professional consulting and staffing services, and is the parent company of Protiviti® (www.protiviti.com), a leading independent internal audit and risk consulting firm. The company’s specialized staffing divisions include Accountemps®, Robert Half® Finance & Accounting and Robert Half® Management Resources, for temporary, full-time and project professionals, respectively, in the fields of accounting and finance; OfficeTeam®, for highly skilled temporary administrative support personnel; Robert Half® Technology, for information technology professionals; Robert Half® Legal, for legal personnel; and The Creative Group®, for advertising, marketing and web design professionals. The company has staffing and consulting operations in more than 400 locations worldwide.

Certain information contained in this press release may be deemed forward-looking statements regarding events and financial trends that may affect the company’s future operating results or financial positions. These statements may be identified by words such as “estimate”, “forecast”, “project”, “plan”, “intend”, “believe”, “expect”, “anticipate”, or variations or negatives thereof, or by similar or comparable words or phrases.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the statements.

These risks and uncertainties include, but are not limited to, the following: changes in levels of unemployment and other economic conditions in the United States or foreign countries where the company does business, or in particular regions or industries; reduction in the supply of candidates for temporary employment or the company’s ability to attract candidates; the entry of new competitors into the marketplace or expansion by existing competitors; the ability of the company to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions; the impact of competitive pressures, including any change in the demand for the company’s services, on the company’s ability to maintain its margins; the possibility of the company incurring liability for its activities, including the activities of its temporary employees, or for events impacting its temporary employees on clients’ premises; the possibility that adverse publicity could impact the company’s ability to attract and retain clients and candidates; the success of the company in attracting, training, and retaining qualified management personnel and other staff employees; whether governments will impose additional regulations or licensing requirements on personnel services businesses in particular or on employer/employee relationships in general; whether there will be ongoing demand for Sarbanes-Oxley or other regulatory compliance services; and litigation relating to prior or current transactions or activities, including litigation that may be disclosed from time to time in the company’s SEC filings.

Additionally, with respect to Protiviti, other risks and uncertainties include the fact that future success will depend on its ability to retain employees and attract clients; there can be no assurance that there will be ongoing demand for Sarbanes-Oxley or other regulatory compliance services; failure to produce projected revenues could adversely affect financial results; and there is the possibility of involvement in litigation relating to prior or current transactions or activities.

Because long-term contracts are not a significant part of the company’s business, future results cannot be reliably predicted by considering past trends or extrapolating past results. The company undertakes no obligation to update information contained in this release.

A copy of this release is available at www.rhi.com.

ATTACHED:	Summary of Operations

Supplemental Financial Information

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUMMARY OF OPERATIONS

(in thousands, except per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)

Net service revenues	$1,220,068	$1,060,234	$4,645,666	$4,013,546
Direct costs of services	696,447	609,184	2,667,838	2,319,293

Gross margin	523,621	451,050	1,977,828	1,694,253

Selling, general and administrative expenses	393,911	331,565	1,497,957	1,243,952
Amortization of intangible assets	754	246	2,594	851
Interest income	(2,912)	(4,252)	(13,127)	(16,752)

Income before income taxes	131,868	123,491	490,404	466,202
Provision for income taxes	53,052	48,118	194,192	183,024

Net income	$78,816	$75,373	$296,212	$283,178

Diluted net income per share	$.50	$.45	$1.81	$1.65

Shares:
Basic	156,068	163,695	159,767	166,003
Diluted	158,459	168,846	163,479	171,712

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)

REVENUES:
Accountemps	$453,054	$389,265	$1,744,820	$1,485,105
OfficeTeam	222,212	201,410	860,744	776,425
Robert Half Technology	110,841	94,409	425,086	358,480
Robert Half Management Resources	165,276	136,294	618,624	513,876
Robert Half Finance & Accounting	117,590	86,751	444,090	336,250
Protiviti	151,095	152,105	552,302	543,410

Total	$1,220,068	$1,060,234	$4,645,666	$4,013,546

GROSS MARGIN:
Temporary and consultant staffing	$357,423	$305,325	$1,359,075	$1,158,887
Permanent placement staffing	117,576	86,751	444,071	336,250
Risk consulting and internal audit services	48,622	58,974	174,682	199,116

Total	$523,621	$451,050	$1,977,828	$1,694,253

OPERATING INCOME:
Temporary and consultant staffing	$98,925	$82,465	$372,892	$314,754
Permanent placement staffing	21,906	16,717	86,109	74,757
Risk consulting and internal audit services	8,879	20,303	20,870	60,790

Total	$129,710	$119,485	$479,871	$450,301

SELECTED CASH FLOW INFORMATION:
Amortization of intangible assets	$754	$246	$2,594	$851
Depreciation expense	$17,762	$15,264	$68,847	$60,234
Capital expenditures	$20,185	$16,309	$83,777	$80,446
Open market repurchases of common stock (shares)	3,041	819	12,202	7,892

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands)

	December 31,
	2007	2006
	(Unaudited)

SELECTED BALANCE SHEET INFORMATION:
Cash and cash equivalents	$310,000	$447,479
Accounts receivable, less allowances	$593,169	$531,824
Total assets	$1,450,298	$1,459,021
Current liabilities	$447,952	$402,740
Notes payable and other indebtedness less current portion,	$3,753	$3,831
Total stockholders’ equity	$984,049	$1,042,671

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